Exhibit 99.1

Press Release

Weatherford Announces Private Offering of $250 Million of Senior Notes

Baar, Switzerland, June 26, 2017 - Weatherford International plc (NYSE: WFT) (the “Company” or “Weatherford”) announced today the launch of a private offering (the “Offering”) of an additional $250 million aggregate principal amount of its 9.875% senior notes due 2024 (the “New Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The New Notes will be senior, unsecured obligations of Weatherford International Ltd. (“Weatherford Bermuda”), a Bermuda exempted company and indirect, wholly owned subsidiary of the Company. The New Notes will be fully and unconditionally guaranteed, on a senior, unsecured basis, by the Company and by Weatherford International, LLC, a Delaware limited liability company and indirect subsidiary of Weatherford Bermuda.
The New Notes will be issued as additional securities under an indenture pursuant to which Weatherford Bermuda previously issued $540 million aggregate principal amount of its 9.875% senior notes due 2024 (the “Initial Notes”, and together with the New Notes, the “Notes”). The New Notes will have identical terms, other than the issue date, as the Initial Notes, and the New Notes and the Initial Notes will be treated as a single class of securities under the indenture governing the Notes.
The purpose of the Offering is to repay amounts outstanding under the Company’s revolving credit facility, give the Company additional liquidity throughout 2017, and provide assurance it will comply with the financial covenants set forth in its senior revolving and term loan credit facilities.
The New Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
ABOUT WEATHERFORD INTERNATIONAL PLC
Weatherford is one of the largest multinational oilfield service companies providing innovative solutions, technology and services to the oil and gas industry. The Company operates in over 90 countries and has a network of approximately 880 locations, including manufacturing, service, research and development, and training facilities and employs approximately 29,500 people.

FORWARD-LOOKING STATEMENTS
This press release includes forward-looking statements, including those related to the Company’s anticipated compliance with the financial covenants in its revolving and term loan credit facilities after the Offering and the use of proceeds therefrom. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause the Company’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Quarterly Reports on Form 10-Q for the subsequent quarterly periods and those risk factors set forth from time-to-time in other filings with the SEC. Weatherford undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Investor Contacts:

Christoph Bausch	+1.713.836.4615
Executive Vice President and Chief Financial Officer

Karen David-Green	+1.713.836.7430
Vice President – Investor Relations, Marketing and Communications

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